EXHIBIT 10.1

AMENDMENT NO. 2 TO

OPTION AGREEMENT AMENDMENT TO MINING LEASE

This Amendment No. 2 (“Amendment No. 2”) to the Option Agreement Amendment to Mining Lease (the “Option Agreement”), as amended, is entered into effective as of February 12, 2010 (the “Effective Date”), by and among Gryphon Gold Corporation, a Nevada corporation (“Gryphon Gold”), its wholly owned subsidiary, Borealis Mining Company, a Nevada corporation (“Borealis Mining”, and together with Gryphon Gold and its successors, “Gryphon”), Richard J. Cavell TTTEE F/T Richard J. Cavell Trust dated 02/23/1994 (the “Cavell Trust”), Hardrock Mining Company, a Nevada corporation (“Hardrock”), and John W. Whitney, an individual (“Whitney”, and together with the Cavell Trust and Hardrock, the “Lessors”, and each individually, a “Lessor”).

Recitals

A.

Gryphon and the Lessors (the “Parties”) entered into the Option Agreement, dated August 22, 2008 (the “Option Agreement Effective Date”), pursuant to which Borealis Mining received the option (the “Option”) to pay a five percent (5%) reduced royalty payment to the Lessors under the mining lease, dated January 24, 1997, as amended on February 24, 1997 (the “Mining Lease”); and

B.

Section 1.(b) of the Option Agreement provides for the extension of the Initial Term of the Mining Lease (as set forth in Section 3 of the Mining Lease) for a period of eight (8) years if Gryphon conducts condemnation drilling on the Leased Premises (as defined in Section 1 of the Mining Lease) within a period of two (2) years (the “Condemnation Drilling Period”) following the Option Agreement Effective Date; and

C.	Pursuant to Section 3 of the Option Agreement, the Option was exercisable for a period of twelve (12) months (the “Option Term”) following the Option Agreement Effective Date; and
D.

Section 3 of the Option Agreement provided for the extension of the Option Term for an additional six (6) month period beyond the initial twelve (12) month period upon payment by Borealis Mining to Lessors of cash in the amount of US$125,000; and

E.

The Parties entered into Amendment No. 1 to the Option Agreement, effective as of August 7, 2009 (“Amendment No. 1”), to provide for payment in shares of common stock of Gryphon Gold (“Common Stock”), in lieu of the cash payment, to extend the Option Term; and

F.

Pursuant to Section 3 of the Option Agreement, as amended under Amendment No. 1, Gryphon extended the Option Term from August 31, 2009 to February 22, 2010 following payment by Borealis Mining to the Lessors of US$125,000, comprised of cash and Common Stock; and

G.	Borealis Mining has not exercised the Option and Gryphon has not conducted condemnation drilling on the Leased Premises; and
H.	Gryphon now desires to amend Section 1.(b) of the Option Agreement to provide for the extension of the Condemnation Drilling Period from August 22, 2010 to August 22, 2011; and
I.

Gryphon now desires to amend Section 3 of the Option Agreement to provide for a further extension of the Option Term from February 22, 2010 to August 22, 2010 in consideration for payment by Borealis Mining to the Lessors of US$150,000, comprised of cash and Common Stock as set forth in this Amendment No. 2.; and

J.	Pursuant to Section 18 of the Option Agreement, the Option Agreement may be amended through a written amendment signed by the Parties.

Agreement

NOW, THEREFORE, for and in consideration of the covenants set forth in the Option Agreement, Amendment No. 1 and this Amendment No. 2, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	The first sentence of Section 1.(b) of the Option Agreement, as amended, shall be amended and restated in its entirety to read:

“If Gryphon conducts condemnation drilling on the Leased Premises in a manner reasonably satisfactory to Whitney & Whitney, Inc. by August 22, 2011, the Initial Term of the Mining Lease (as set forth in Section 3 of the Mining Lease) will be extended by a period of eight (8) years.”

2.	Section 3 of the Option Agreement, as amended, shall be amended and restated in its entirety to read:

“Borealis Mining may exercise the Option by providing written notice of exercise to Lessors at the address set forth below (an “Exercise Notice”) at any time prior to August 22, 2010 (the “Option Term”). If Borealis Mining does not exercise the Option within the time set forth in this Section 3, the Option Agreement Amendment to Mining Lease and the Option granted therein shall terminate and neither Gryphon nor Lessors shall have any further rights or obligations under the Option Agreement Amendment to Mining Lease.”

3.

In consideration for the extension of the Option Term to August 22, 2010, Borealis Mining shall pay to the Lessors a non-refundable, non-deductible payment of US$150,000 on the Effective Date, payable as follows:

(a)	cash in the amount of US$25,000; and

(b)

US$125,000 in shares of Gryphon Gold common stock (“Common Stock”), the value of which shall be calculated based on eighty percent (80%) of the average five day (5) closing price immediately prior to the Effective Date.

4.

All cash and Common Stock deliverable pursuant to this Amendment No. 2 shall be paid by check payable to each individual Lessor and stock certificate(s) delivered to each individual Lessor, as applicable, in accordance with their pro rata interest as set forth on Schedule 4(d)(iii) of the Option Agreement, attached hereto as Exhibit A, at their address set forth in Paragraph 10 of the Option Agreement or such other address as each Lessor directs in writing to Gryphon Gold.

5.

Each Lessor acknowledges and agrees that the Common Stock to be issued pursuant to this Amendment No. 2 has not and will not be registered under the Securities Act of 1933, as amended (the “U.S. Securities Act”), or any applicable state securities laws and will not be qualified by prospectus under applicable Canadian securities laws, and will be offered and sold pursuant to applicable exemptions from such registration requirements. Each Lessor acknowledges that the issuance of the Common Stock is subject to applicable regulatory approvals and acceptances including any requirements of the Toronto Stock Exchange (collectively, the “Approvals”). Gryphon Gold shall use commercially reasonable efforts to obtain the Approvals in a timely manner. Each Lessor further acknowledges that the certificates representing the Common Stock will bear such legends as may be required to comply with applicable securities laws and requirements of the Toronto Stock Exchange. Gryphon Gold shall use commercially reasonable efforts to cause its legal counsel to deliver legal opinions in the form reasonably satisfactory to its transfer agent, to permit the resale of the Common Stock pursuant to Rule 144 of the U.S. Securities Act upon expiration of the applicable hold period under Rule 144.

6.	Capitalized terms not defined herein have the meaning ascribed to them in the Option Agreement.
7.	All other provisions of the Option Agreement, as amended by Amendment No. 1, shall remain in full force and effect.
8.	This Amendment No. 2 may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

[Signatures on Following Page]

            IN WITNESS THEREOF, Gryphon and the Lessors have executed this Agreement as of the Effective Date.

GRYPHON GOLD CORPORATION

By: _______________________________
John L. Key

  Chief Executive Officer

BOREALIS MINING COMPANY

By: _______________________________

John L. Key

Managing Member

Richard J. Cavell TTTEE F/T Richard J. Cavell Trust

By: _______________________________

Name:
Title:

HARDROCK MINING COMPANY

By: _______________________________

Name:
Title:

__________________________________

John W. Whitney

Exhibit A

SCHEDULE 4(d)(iii)

OF OPTION AGREEMENT

AMENDMENT TO MINING LEASE

Holder	Pro Rata Royalty Interest
Richard J. Cavell TTTEE F/T Richard J. Cavell Trust dated 02/23/1994	51%
Hardrock Mining Company	24.5%
John W. Whitney	24.5%